Exhibit 99

Dear Shareholder:

Please find enclosed our financial statement for the first quarter ended March 31, 2008. We are pleased with the results of operations for the first quarter, particularly in light of the slowing national economy and credit issues facing the financial services industry. Many of our competitors are reporting significant credit quality and earnings issues as a result of the slowing economy and difficulties in the real estate sector. We are fortunate that our loan portfolio continues to perform well. Non performing assets, loan losses and problem loans remain at relatively low levels. Many of the larger financial services companies have reported large losses related to sub prime mortgage activity. Community banks such as GrandSouth, did not participate in the sub prime segment of the consumer finance market and therefore have not experienced the credit losses associated with this sector. Our local markets appear to be experiencing a decline in residential real estate activity as consumers become more cautious and the secondary market for mortgage loans responds to the sub prime problems by tightening credit standards. We are hopeful that the slow down will be short lived, however we will remain vigilant in our efforts to manage the risks associated with lending activities.

Net income for the quarter ended March 31, 2008 equaled $612,108, or $0.17 per diluted share compared to net income of $698,175, or $0.19 per diluted share for the first quarter of 2007. The decline in net income compared to the same quarter in 2007 was the result of a narrowing net interest margin, higher noninterest expenses related to higher personnel costs and the implementation of accounting and auditing procedures related to the Sarbanes-Oxley legislation. Net interest margin at March 31, 2008 equaled 3.93% compared to 4.35% at March 31, 2007. Margin compression occurred as the Federal Reserve rapidly moved short term rates lower in response to the slowing national economy. The annualized return on average equity was 10.55% and the return on average assets equaled 0.70% for the quarter ended March 31, 2008 compared to 14.00% and 0.92% respectively for the quarter ended March 31, 2007.


Loans, net of reserves, grew to $266 million at March 31, 2008 compared to $260 million at December 31, 2007. Total assets at March 31, 2008 equaled $352 million compared to $345 million at December 31, 2007. Deposits totaled $307 million at quarter end versus $306 million at December 31, 2007.


Thank you for your continued support.


Sincerely,

                                  PRESS RELEASE

GREENVILLE, S.C., April 24, 2008 - GrandSouth Bancorporation (OTCBB:GRRB), the bank holding company for GrandSouth Bank, today announced that net income for the quarter ended March 31, 2008 was $612,108, or $0.17 per diluted share compared to net income of $698,175, or $0.19 per diluted share for the first quarter of 2007.

Loans, net of reserves, grew to $266 million at March 31, 2008 compared to loans at December 31, 2007 of $260 million. Total assets at March 31, 2008 equaled $352 million compared to $345 million at December 31, 2007. Deposits totaled $307 million at quarter end versus $306 million at December 31, 2007.

Net income during the first quarter was negatively impacted by a decline in net interest margin and higher noninterest expenses. Net interest margin at March 31, 2008 equaled 3.93% compared to 4.35% at March 31, 2007. Margin compression occurred as the Federal Reserve rapidly moved short term rates lower in response to the slowing national economy. The higher noninterest expenses were the result of higher personnel costs and costs associated with the implementation of accounting and auditing processes related to the Sarbanes-Oxley legislation. The annualized return on average equity was 10.55% and the return on average assets equaled 0.70% for the quarter ended March 31, 2008 compared to 14.00% and 0.92% respectively for the quarter ended March 31, 2007.

"The company's performance during the first quarter was impressive considering the strong headwinds in the industry associated with the rapid decline in short term interest rates and credit issues related to the slowing economy and the real estate market" stated Mason Y. Garrett, Chairman of GrandSouth. "We continue to be confident that the company will maintain a favorable net interest margin and return on shareholders equity."

GrandSouth Bancorporation is a public company trading in the over-the-counter market under the symbol GRRB.OB with three offices located at 381 Halton Road, Greenville, S.C. and 325 South Main Street, Fountain Inn, S.C. and 1601 North Fant Street, Anderson, S.C.

Certain matters set forth in this news release may contain forward-looking statements that are provided to assist in the understanding of anticipated future financial performance. However, such performance involves risks and uncertainties that may cause actual results to differ materially from those in such statements.

Contact: Ronald K. Earnest, President (864) 770 - 1000

GRANDSOUTH BANCORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands except per share data)

                                                                                         At March 31,          At December 31,
                                                                                             2008                 2007 (1)
                                                                                         (Unaudited)               (Audited)
                                                                                         -----------               ---------
ASSETS
Cash and Due From Banks ..........................................................        $  6,681                 $  4,585
Investment Securities ............................................................          65,429                   64,752
Loans, net .......................................................................         265,569                  259,786
Other Assets .....................................................................          14,027                   16,001
                                                                                          --------                 --------

Total Assets .....................................................................        $351,706                 $345,124
                                                                                          ========                 ========

LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest bearing deposits .....................................................        $ 16,483                 $ 15,037
Interest bearing deposits ........................................................         290,318                  290,602
                                                                                          --------                 --------
            Total deposits .......................................................         306,801                  305,639

Borrowings .......................................................................          18,247                   13,247
Other liabilities ................................................................           3,467                    3,771
                                                                                          --------                 --------
            Total liabilities ....................................................         328,515                  322,657

Shareholders' equity .............................................................          23,191                   22,467
                                                                                          --------                 --------

Total liabilities and shareholders' equity .......................................        $351,706                 $345,124
                                                                                          ========                 ========

GRANDSOUTH BANCORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

                                                                                                     Three Months
                                                                                                    Ended March 31,
                                                                                                    ---------------
                                                                                             2008                   2007
                                                                                             ----                   ----
Total interest income ............................................................          $6,591                 $6,342

Total interest expense ...........................................................           3,355                  3,217
                                                                                            ------                 ------
            Net interest income ..................................................           3,236                  3,125

Provision for possible loan losses ...............................................             255                    255
                                                                                            ------                 ------

            Net interest income after provision for possible
                 loan losses .....................................................           2,981                  2,870

Total noninterest income .........................................................             186                    153

Total noninterest expense ........................................................           2,215                  1,935
                                                                                            ------                 ------

            Income before taxes ..................................................             952                  1,088

Income tax expense ...............................................................             340                    390
                                                                                            ------                 ------

            Net Income ...........................................................          $  612                 $  698
                                                                                            ======                 ======


NET INCOME PER COMMON SHARE, BASIC ...............................................          $ 0.18                 $ 0.21
                                                                                            ======                 ======

NET INCOME PER COMMON SHARE, DILUTED .............................................          $ 0.17                 $ 0.19
                                                                                            ======                 ======

(1) The year-end condensed consolidated balance sheet data was derived from audited financial statements but does not include all disclosures required by generally accepted accounting principles.